NASDAQ: EPIQ
www.epiqsystems.com

Second Quarter 2012 Earnings Conference Call

July 31, 2012

Forward Looking and Cautionary Statements

This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which include, but are not limited to, any projection or expectation of earnings, revenue or other financial items; the plans, strategies and objectives of management for future operations; factors that may affect our operating results; new products or services; the demand for our products or services; our ability to consummate acquisitions and successfully integrate them into our operations; future capital expenditures; effects of current or future economic conditions or performance; industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. These forward-looking statements are based on our current expectations which may not prove to be accurate. Forward-looking statements may be identified by terms such as “believe,” “expect,” “anticipate,” “should,” “planned,” “may,” “estimated,” "goal," "objective," ”seeks,” and “potential” and variations of these words and similar expressions or negatives of these words. Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) any material changes in our total number of client engagements and the volume associated with each engagement, (2) any material changes in our clients’ deposit portfolio or the services required or selected by our clients in engagements, (3) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, or changes in government legislation or court rules affecting these filings, (4) overall strength and stability of general economic conditions, both in the United States and in the global markets, (5) significant changes in the competitive environment, (6) risks associated with handling of confidential data and compliance with information privacy laws, (7) changes in or the effects of pricing structures and arrangements, (8) risks associated with the integration of acquisitions into our existing business operations, (9) risks associated with indebtedness, (10) risks associated with foreign currency fluctuations, (11) risks associated with developing and providing software and internet-based technology solutions to our clients, (12) risks associated with cyber attacks, interruptions or delays in services at data centers, (13) risks of errors or failures of software or services, (14) risks associated with our international operations, (15) risks of litigation against us, and (16) other risks detailed from time to time in our SEC filings, including our most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

Use of non-GAAP Measures

This presentation includes the following non-GAAP financial measures: (i) non-GAAP net income (net income adjusted for amortization of acquisition intangibles, share-based compensation, acquisition-related expense, capitalized loan fee amortization, litigation expense/settlement, and the effect of tax adjustments that are outside of Epiq Systems' anticipated effective tax rate, all net of tax), (ii) non-GAAP net income per share, calculated as non-GAAP net income on a fully diluted per share basis, and (iii) non-GAAP adjusted EBITDA (net income adjusted for depreciation, amortization, share-based compensation, acquisition-related expense, net expenses related to financing, litigation expense/settlement, and provision for income taxes). Income taxes typically represent a complex element of a company's income statement and effective tax rates can vary widely between different periods. Epiq Systems uses an approximate statutory tax rate of 40% to reflect income tax effects in the presentation of its non-GAAP net income and non-GAAP net income per share. Utilization of an approximate statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand financial performance of the company across historical periods and to allow a comparison with other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results.

Although Epiq Systems reports its results using GAAP, Epiq Systems also uses non-GAAP financial measures when management believes those measures provide useful information for its stockholders. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period to period. These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, such comparable financial measures.

Key Events

- In London, Epiq hosted a panel discussion on June 27, 2012, attended by members of law firms and corporate counsel on the use of Technology Assisted Review (TAR) to reduce costs in eDiscovery. The panel featured Senior Master Steven Whitaker of the Queen's Bench Division and Magistrate Judge Andrew Peck of the U.S. District Court for the Southern District of New York. Laura Kibbe, Epiq's managing director of document review and expert services, was moderator.

- Epiq unveiled its fully-renovated 6,000 square foot Washington, D.C. document review center in June. The document review center has the capacity to seat more than 140 reviewers and has on-site project management, recruiting and staffing operations.

- Epiq released a research report focused on eDiscovery readiness of U.S. and European companies. The report, entitled "When the Regulator Calls," is based on a survey of more than 2,000 corporations across sectors including aerospace, banking and manufacturing in the U.S., France, Germany and the U.K. and is available on Epiq's website.

Key Events (continued)

- On May 18, 2012, Epiq paid a cash dividend of 5.0 cents per share of outstanding common stock. On May 29, 2012, the Board of Directors increased the quarterly cash dividend to 6.5 cents per share of outstanding common stock. The new quarterly dividend, representing a 30% increase from the prior quarterly dividend rate of 5.0 cents per share, will be paid on August 17, 2012 to shareholders of record at the close of business on July 16, 2012.

- On June 1, 2012, the Board of Directors approved a share repurchase program, authorizing up to an aggregate of $35 million in share repurchases. During the second quarter of 2012, Epiq repurchased 120,000 shares at an average price of $12.04 per share.

Financial Highlights

(In thousands, except per share data)	Q2 2012	Q2 2011	YTD June 30, 2012	YTD June 30, 2011
Operating Revenue before Reimbursed Direct Costs	$89,837	$68,691	$172,664	$122,904
Net Income	$5,157	$2,773	$7,196	$5,855
Non-GAAP Net Income (1)	$8,713	$7,897	$17,077	$14,802
Non-GAAP Adjusted EBITDA (2)	$22,884	$20,550	$45,447	$37,985
Non-GAAP Net Income Per Share - Diluted (3)	$0.24	$0.22	$0.47	$0.41

(1) Refer to page 11 for reconciliation.

(2) Refer to page 12 for reconciliation.

(3) Refer to page 13 for calculation.

Selected Balance Sheet Data

(In thousands)	June 30, 2012	Dec 31, 2011
Cash and Cash Equivalents	$6,898	$2,838
Trade Receivables, Net	$98,541	$89,619
Property and Equipment, Net	$45,332	$46,773
Goodwill	$404,057	$402,736
Other Intangibles, Net	$73,019	$88,087
Indebtedness	$242,099	$263,478
Equity	$335,835	$332,919

Cash from Operating Activities

(In thousands)	YTD June 30, 2012	YTD June 30, 2011
Net Income	$7,196	$5,855
Non-cash Adjustments to Net Income		
Depreciation and Amortization	$26,772	$20,974
Other, Net	$3,430	$5,017
Changes in Operating Assets and Liabilities, Net	$1,175	($22,427)
Net Cash Provided by Operating Activities	$38,573	$9,419

Operating Revenue by Segment

Operating Revenue Before Reimbursed Direct Costs


Q2 2012
29%
47%
24%
Q2 2011
12%
31%
57%
YTD June 30, 2012
21%
53%
26%
YTD June 30, 2011
15%
49%
36%
eDiscovery
Bankruptcy
Settlement Administration

(In thousands)	Q2 2012	Q2 2011	YTD June 30, 2012	YTD June 30, 2011
eDiscovery	$42,711	$38,717	$91,559	$59,688
Bankruptcy	$21,466	$21,532	$45,695	$44,306
Settlement Administration	$25,660	$8,442	$35,410	$18,910
Total Operating Revenue before Reimbursed Direct Costs	$89,837	$68,691	$172,664	$122,904

Financial Results by Segment

Non-GAAP Adjusted EBITDA


Q2 2012
16%
33%
51%
Q2 2011
3%
40%
57%
YTD June 30, 2012
12%
35%
53%
YTD June 30, 2011
4%
46%
50%
eDiscovery
Bankruptcy
Settlement Administration

(In millions)	eDiscovery		Bankruptcy		Settlement Administration	
	Operating Revenue	Non-GAAP Adj EBITDA	Operating Revenue	Non-GAAP Adj EBITDA	Operating Revenue	Non-GAAP Adj EBITDA
Q2 2012	$42.7	$16.0	$21.5	$10.4	$25.7	$5.0
Q2 2011	$38.7	$16.3	$21.5	$11.4	$8.4	$0.9
YTD June 30, 2012	$91.6	$33.6	$45.7	$22.2	$35.4	$7.5
YTD June 30, 2011	$59.7	$26.1	$44.3	$23.9	$18.9	$2.2

Non-GAAP Net Income

(In thousands, except per share data)	Q2 2012	Q2 2011	YTD June 30, 2012	YTD June 30, 2011
Net Income	$5,157	$2,773	$7,196	$5,855
Plus (net of tax (1)):				
Amortization of Acquisition Intangibles	$4,052	$3,717	$8,113	$5,977
Share-based Compensation	$948	$999	$2,042	$2,079
Acquisition-related (Income) Expense (2)	($2,080)	$391	($779)	$681
Loan Fee Amortization	$114	$107	$227	$180
Litigation Expense/Settlement	$458	-	$603	-
Effective Tax Rate Adjustment (3)	$64	($90)	($325)	$30
Non-GAAP Net Income	$8,713	$7,897	$17,077	$14,802
Non-GAAP Net Income Per Share - Diluted	$0.24	$0.22	$0.47	$0.41

(1) Individual adjustments are calculated using a tax rate of 40%.

(2) Acquisition-related expense includes direct acquisition costs, compensation and accretion expenses related to future potential contingent consideration, non-cash fair value adjustments for acquisitions related to contingent consideration and impairment charges for an acquisition-related intangible asset.

(3) The effective tax rate adjustment reflects a non-GAAP provision for income taxes at an approximate statutory tax rate of 40%.

Non-GAAP Adjusted EBITDA

(In thousands)	Q2 2012	Q2 2011	YTD June 30, 2012	YTD June 30, 2011
Net Income	$5,157	$2,773	$7,196	$5,855
Plus:				
Depreciation and Amortization	$13,275	$12,001	$26,772	$20,974
Share-based Compensation	$1,549	$1,680	$3,403	$3,517
Acquisition-related (Income) Expense (1)	($3,467)	$652	($1,298)	$1,135
Expenses Related to Financing, Net (2)	$2,062	$1,746	$4,114	$2,551
Litigation Expense/Settlement	$764	-	$1,005	-
Provision for Income Taxes	$3,544	$1,698	$4,255	$3,953
Non-GAAP Adjusted EBITDA	$22,884	$20,550	$45,447	$37,985

(1) Acquisition-related expense includes direct acquisition costs, compensation and accretion expenses related to future potential contingent consideration, non-cash fair value adjustments for acquisitions related to contingent consideration and impairment charges for an acquisition-related intangible asset.

(2) Expense related to financing is net of interest income and excludes the accretion of a discount for acquisition-related obligations.

epiq SYSTEMS

Net Income Per Share Calculation

(In thousands, except per share data)	Q2 2012	Q2 2011	YTD June 30, 2012	YTD June 30, 2011
Net Income	$5,157	$2,773	$7,196	$5,855
Amounts re-allocated to nonvested shares	($62)	-	($76)	-
Net Income Adjusted For Diluted Calculation	$5,095	$2,773	$7,120	$5,855
Non-GAAP Net Income	$8,713	$7,897	$17,077	$14,802
Amounts re-allocated to nonvested shares	($62)	-	($76)	-
Non-GAAP Net Income Adjusted for Diluted Calculation	$8,651	$7,897	$17,001	$14,802
Basic Weighted Average Shares	35,599	35,069	35,539	35,081
Adjustment to reflect share-based awards	889	1,441	929	1,426
Diluted Weighted Average Shares	36,488	36,510	36,468	36,507
Net Income Per Share – Diluted	$0.14	$0.08	$0.20	$0.16
Non-GAAP Net Income Per Share – Diluted	$0.24	$0.22	$0.47	$0.41

NASDAQ: EPIQ
www.epiqsystems.com

Lew Schroeber, Investor Relations
(913) 621-9500
IR@epiqsystems.com